Exhibit 23(a)

                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 4, 1998 , which appears on page 29 of Leggett
& Platt Incorporated and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
December 17, 1998